SLM Student Loan Trust 2001-4
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

Student Loan Portfolio Characteristics			9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$675,591,174.21	$58,382,924.68	$617,208,249.53
	ii	Interest to be Capitalized	10,861,133.15		7,431,333.85

	iii	Total Pool	$686,452,307.36		$624,639,583.38

	iv	Specified Reserve Account Balance	1,716,130.77		1,561,598.96

	v	Total Adjusted Pool	$688,168,438.13		$626,201,182.34

B	i	Weighted Average Coupon (WAC)	3.165%		3.199%
	ii	Weighted Average Remaining Term	110.88		109.18
	iii	Number of Loans	234,436		218,592
	iv	Number of Borrowers	139,714		130,131

						% of		% of
Notes and Certificates				Spread	Balance 10/25/04	O/S Securities	Balance 1/25/05	O/S Securities
C	i	A-1 Notes	78442GDD5	0.050%	$10,645,438.13	1.547%	$0.00	0.000%
	ii	A-2 Notes	78442GDE3	0.140%	631,500,000.00	91.765%	580,178,182.34	92.650%
	iii	B Notes	78442GDF0	0.500%	46,023,000.00	6.688%	46,023,000.00	7.350%

	v	Total Notes			$688,168,438.13	100.000%	$626,201,182.34	100.000%

	Reserve Account		10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,716,130.77	$1,561,598.96
	iv	Reserve Account Floor Balance ($)	$1,500,331.00	$1,500,331.00
	v	Current Reserve Acct Balance ($)	$1,716,130.77	$1,561,598.96

II. 2001-4 Transactions from: 10/1/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$55,646,817.57
	ii	Principal Collections from Guarantor	7,463,760.94
	iii	Principal Reimbursements	24,852.94
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$63,135,431.45

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$83,021.38
	ii	Capitalized Interest	(4,835,528.15)

	iii	Total Non-Cash Principal Activity	$(4,752,506.77)

C	Total Student Loan Principal Activity		$58,382,924.68

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,784,370.86
	ii	Interest Claims Received from Guarantors	192,844.49
	iii	Collection Fees/Returned Items	51,967.79
	iv	Late Fee Reimbursements	153,263.33
	v	Interest Reimbursements	30,991.00
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,148,249.47
	viii	Subsidy Payments	941,886.96

	ix	Total Interest Collections	$5,303,573.90

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(320.60)
	ii	Capitalized Interest	4,835,528.15

	iii	Total Non-Cash Interest Adjustments	$4,835,207.55

F	Total Student Loan Interest Activity		$10,138,781.45

G	Non-Reimbursable Losses During Collection Period		$79,442.21

H	Cumulative Non-Reimbursable Losses to Date		$1,327,106.82

III. 2001-4 Collection Account Activity 10/1/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$17,143,237.93
	ii	Consolidation Principal Payments	45,967,340.58
	iii	Reimbursements by Seller	2,087.23
	iv	Borrower Benefits Reimbursed	7,774.08
	v	Reimbursements by Servicer	599.08
	vi	Re-purchased Principal	14,392.55

	vii	Total Principal Collections	$63,135,431.45

B	Interest Collections
	i	Interest Payments Received	$4,147,103.15
	ii	Consolidation Interest Payments	920,248.63
	iii	Reimbursements by Seller	10.96
	iv	Borrower Benefits Reimbursed	1,317.36
	v	Reimbursements by Servicer	28,832.75
	vi	Re-purchased Interest	829.93
	vii	Collection Fees/Returned Items	51,967.79
	viii	Late Fees	153,263.33

	ix	Total Interest Collections	$5,303,573.90

C	Other Reimbursements		$29,319.27

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$0.00

	TOTAL FUNDS RECEIVED		$68,468,324.62

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,001,726.12)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$67,466,598.50

G	Servicing Fees Due for Current Period		$478,024.52

H	Carryover Servicing Fees Due		$0.00

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$498,024.52

IV. 2001-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	2.770%	2.769%	20,721	17,799	8.839%	8.143%	$66,583,671.49	$56,947,481.14	9.856%	9.227%

Grace
Current	2.769%	2.770%	14,894	4,448	6.353%	2.035%	51,350,803.29	14,120,315.29	7.601%	2.288%

TOTAL INTERIM	2.769%	2.769%	35,615	22,247	15.192%	10.178%	$117,934,474.78	$71,067,796.43	17.456%	11.515%
REPAYMENT
Active
Current	3.370%	3.370%	94,814	95,672	40.443%	43.767%	$253,328,727.24	$255,885,256.13	37.497%	41.458%
31-60 Days Delinquent	3.371%	3.370%	8,585	9,882	3.662%	4.521%	23,158,106.84	26,696,859.02	3.428%	4.325%
61-90 Days Delinquent	3.370%	3.370%	7,016	6,675	2.993%	3.054%	19,390,334.39	17,773,096.57	2.870%	2.880%
91-120 Days Delinquent	3.370%	3.370%	4,144	4,144	1.768%	1.896%	10,990,608.94	10,901,188.26	1.627%	1.766%
> 120 Days Delinquent	3.370%	3.370%	14,728	13,227	6.282%	6.051%	38,984,035.32	34,240,970.61	5.770%	5.548%

Deferment
Current	2.770%	2.770%	38,369	36,011	16.367%	16.474%	113,281,453.84	104,546,128.69	16.768%	16.939%

Forbearance
Current	3.370%	3.370%	29,957	28,399	12.778%	12.992%	95,680,110.35	89,704,841.38	14.162%	14.534%

TOTAL REPAYMENT	3.248%	3.254%	197,613	194,010	84.293%	88.755%	$554,813,376.92	$539,748,340.66	82.122%	87.450%
Claims in Process (1)	3.359%	3.368%	1,191	2,308	0.508%	1.056%	$2,804,969.24	$6,327,103.04	0.415%	1.025%
Aged Claims Rejected (2)	3.370%	3.370%	17	27	0.007%	0.012%	$38,353.27	$65,009.40	0.006%	0.011%
GRAND TOTAL	3.165%	3.199%	234,436	218,592	100.000%	100.000%	$675,591,174.21	$617,208,249.53	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2001-4 Portfolio Characteristics by Loan Type and School

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.196%	130,718	$343,816,431.11	55.705%
- GSL - Unsubsidized	3.195%	87,842	$273,308,009.30	44.281%
- PLUS Loans	4.170%	32	$83,809.12	0.014%

- Total	3.199%	218,592	$617,208,249.53	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.185%	158,169	$498,240,343.80	80.725%
-Two Year	3.236%	40,101	$78,403,312.73	12.703%
-Technical	3.300%	20,322	$40,564,593.00	6.572%
-Other	0.000%	0	$0.00	0.000%

- Total	3.199%	218,592	$617,208,249.53	100.000%

*Percentages may not total 100% due to rounding.

VI. 2001-4 Expected Interest Calculation

A	Borrower Interest Accrued During Collection Period	$4,345,742.34
B	Interest Subsidy Payments Accrued During Collection Period	807,124.95
C	SAP Payments Accrued During Collection Period	1,917,904.92
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION & CAP INT ACTS)	253,951.40
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$7,324,723.61

VII. 2001-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.005494444	(10/25/04 - 1/25/05)	2.15000%

B	Class A-2 Interest Rate	0.005724444	(10/25/04 - 1/25/05)	2.24000%

C	Class B Interest Rate	0.006644444	(10/25/04 - 1/25/05)	2.60000%

7

VIII. 2001-4 Inputs From Previous Quarterly Servicing Reports 9/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$675,591,174.21
	ii	Interest To Be Capitalized	10,861,133.15

	iii	Total Pool	$686,452,307.36
	iv	Specified Reserve Account Balance	1,716,130.77

	v	Total Adjusted Pool	$688,168,438.13

B	Total Note and Certificate Factor		0.448603729
C	Total Note Balance		$688,168,438.13

D	Note Balance 10/25/2004		Class A-1	Class A-2	Class B

	i	Current Factor	0.012429000	1.000000000	1.000000000
	ii	Expected Note Balance	$10,645,438.13	$631,500,000.00	$46,023,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00

E	Reserve Account Balance		$1,716,130.77
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2001-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$67,720,549.90	$67,720,549.90

B	Primary Servicing Fees-Current Month		$478,024.52	$67,242,525.38

C	Administration Fee		$20,000.00	$67,222,525.38

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$58,490.77	$67,164,034.61
	ii	Class A-2	$3,614,986.67	$63,549,047.94
	iii	Class B	$305,797.27	$63,243,250.67

	iv	Total Noteholder’s Interest Distribution	$3,979,274.71

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$10,645,438.13	$52,597,812.54
	ii	Class A-2	$51,321,817.66	$1,275,994.88
	iii	Class B	$0.00	$1,275,994.88

	iv	Total Noteholder’s Principal Distribution	$61,967,255.79

G	Increase to the Specified Reserve Account Balance		$0.00	$1,275,994.88

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,275,994.88

I	Carryover Servicing Fees		$0.00	$1,275,994.88

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,275,994.88
	ii	Class A-2	$0.00	$1,275,994.88
	iii	Class B	$0.00	$1,275,994.88

	iv	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$1,275,994.88	$0.00

X. 2001-4 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class B
	i	Quarterly Interest Due		$58,490.77	$3,614,986.67	$305,797.27
	ii	Quarterly Interest Paid		58,490.77	3,614,986.67	305,797.27

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$10,645,438.13	$51,321,817.66	$0.00
	viii	Quarterly Principal Paid		10,645,438.13	51,321,817.66	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$10,703,928.90	$54,936,804.33	$305,797.27

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 12/31/04		$688,168,438.13
	ii	Adjusted Pool Balance 12/31/04		626,201,182.34

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$61,967,255.79

	iv	Adjusted Pool Balance 9/30/04		$688,168,438.13
	v	Adjusted Pool Balance 12/31/04		626,201,182.34

	vi	Current Principal Due (iv-v)		$61,967,255.79
	vii	Principal Shortfall from Previous Collection Period		0.00

	viii	Principal Distribution Amount (vi + vii)		$61,967,255.79

	ix	Principal Distribution Amount Paid		$61,967,255.79

	x	Principal Shortfall (viii - ix)		$0.00

C		Total Principal Distribution		$61,967,255.79
D		Total Interest Distribution		3,979,274.71

E		Total Cash Distributions		$65,946,530.50

F	Note Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	78442GDD5	$10,645,438.13	$0.00
		A-1 Note Pool Factor		0.012429000	0.000000000

	ii	A-2 Note Balance	78442GDE3	$631,500,000.00	$580,178,182.34
		A-2 Note Pool Factor		1.000000000	0.918730297

	iii	B Note Balance	78442GDF0	$46,023,000.00	$46,023,000.00
		B Note Pool Factor		1.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,716,130.77
	ii	Deposits to correct Shortfall			$0.00
	iii	Deposits from Excess Servicing			$1,275,994.88

	iv	Total Reserve Account Balance Available			$2,992,125.65

	v	Required Reserve Account Balance			$1,561,598.96
	vi	Shortfall Carried to Next Period			$0.00
	vii	Excess Reserve - Release to SLM Investment Corp			$1,430,526.69
	viii	Ending Reserve Account Balance			$1,561,598.96

XI. 2001-4 Historical Pool Information

							2003	2002
			10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$675,591,174.21	$758,422,452.07	$779,689,976.88	$835,648,030.39	$1,123,680,056.08	$1,414,967,615.86

	Student Loan Principal Activity
	i	Regular Principal Collections	$55,646,817.57	$78,091,971.88	$19,113,195.92	$51,207,635.93	$226,323,889.96	$115,591,822.02
	ii	Principal Collections from Guarantor	7,463,760.94	6,899,638.19	5,247,589.12	7,439,544.92	30,008,268.08	17,472,706.02
	iii	Principal Reimbursements	24,852.94	46,585.22	45,272.39	56,269.55	49,790,489.94	182,582,020.46
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$63,135,431.45	$85,038,195.29	$24,406,057.43	$58,703,450.40	$306,122,647.98	$315,646,548.50
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$83,021.38	$126,333.40	$100,889.56	$146,434.95	$1,440,376.36	$1,461,853.30
	ii	Capitalized Interest	(4,835,528.15)	(2,333,250.83)	(3,239,422.19)	(2,891,831.84)	(19,530,998.65)	(25,820,842.02)

	iii	Total Non-Cash Principal Activity	$(4,752,506.77)	$(2,206,917.43)	$(3,138,532.63)	$(2,745,396.89)	$(18,090,622.29)	$(24,358,988.72)

(-)	Total Student Loan Principal Activity		$58,382,924.68	$82,831,277.86	$21,267,524.80	$55,958,053.51	$288,032,025.69	$291,287,559.78

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,784,370.86	$2,912,503.42	$2,372,278.95	$2,827,311.47	$15,230,621.70	$20,257,298.55
	ii	Interest Claims Received from Guarantors	192,844.49	179,224.11	142,286.84	217,126.02	1,035,049.62	834,130.15
	iii	Collection Fees/Returned Items	51,967.79	53,755.13	39,708.38	50,466.54	140,244.33	50,743.99
	iv	Late Fee Reimbursements	153,263.33	195,522.32	139,138.26	186,296.35	618,951.95	542,655.42
	v	Interest Reimbursements	30,991.00	16,406.69	15,657.29	9,061.22	536,464.21	3,005,197.25
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	1,148,249.47	285,965.36	(93.79)	21,664.90	(1,078.97)	156,314.96
	viii	Subsidy Payments	941,886.96	1,071,027.49	1,126,867.46	1,308,255.17	8,329,334.09	20,124,825.00

	ix	Total Interest Collections	$5,303,573.90	$4,714,404.52	$3,835,843.39	$4,620,181.67	$25,889,586.93	$44,971,165.32
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(320.60)	$355.40	$1,242.35	$869.04	$(860,438.59)	$(1,124,279.15)
	ii	Capitalized Interest	4,835,528.15	2,333,250.83	3,239,422.19	2,891,831.84	19,530,998.65	25,820,842.02

	iii	Total Non-Cash Interest Adjustments	$4,835,207.55	$2,333,606.23	$3,240,664.54	$2,892,700.88	$18,670,560.06	$24,696,562.87

	Total Student Loan Interest Activity		$10,138,781.45	$7,048,010.75	$7,076,507.93	$7,512,882.55	$44,560,146.99	$69,667,728.19
(=)	Ending Student Loan Portfolio Balance		$617,208,249.53	$675,591,174.21	$758,422,452.07	$779,689,976.88	$835,648,030.39	$1,123,680,056.08
(+)	Interest to be Capitalized		$7,431,333.85	$10,861,133.15	$11,569,603.44	$12,424,942.33	$12,856,151.72	$20,017,472.30

(=)	TOTAL POOL		$624,639,583.38	$686,452,307.36	$769,992,055.51	$792,114,919.21	$848,504,182.11	$1,143,697,528.38

(+)	Reserve Account Balance		$1,561,598.96	$1,716,130.77	$1,924,980.14	$1,980,287.30	$2,121,260.46	$2,859,243.82

(=)	Total Adjusted Pool		$626,201,182.34	$688,168,438.13	$771,917,035.65	$794,095,206.51	$850,625,442.57	$1,146,556,772.20

XII. 2001-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-01	$1,438,653,106	14.45%

Apr-02	$1,373,965,085	14.33%

Jul-02	$1,334,028,771	12.20%

Oct-02	$1,252,312,795	13.80%

Jan-03	$1,143,697,528	16.44%

Apr-03	$1,065,928,020	16.93%

Jul-03	$1,034,486,359	15.30%

Oct-03	$930,204,418	17.22%

Jan-04	$848,504,182.11	18.09%

Apr-04	$792,114,919.21	17.97%

Jul-04	$769,992,055.51	16.62%

Oct-04	$686,452,307.36	17.86%

Jan-05	$624,639,583.38	18.36%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.